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Exhibit 21.1

LIST OF SUBSIDIARIES OF ONEBEACON INSURANCE GROUP, LTD.
as of December 31, 2007

Subsidiary	Jurisdiction of Incorporation
A. W. G. Dewar, Inc.	Massachusetts
Adirondack AIF, LLC	New York
Adirondack Insurance Exchange	New York
Atlantic Specialty Insurance Company	New York
AutoOne Insurance Agency, Inc.	Delaware
AutoOne Insurance Company	New York
AutoOne Management Company, Inc.	Delaware
AutoOne Select Insurance Company	New York
The Camden Fire Insurance Association	New Jersey
The Employers' Fire Insurance Company	Massachusetts
Essentia Insurance Company	Missouri
Farmers and Merchants Insurance Company	Oklahoma
Fund American Companies, Inc.	Delaware
Fund American Enterprises Holdings, Inc.	Delaware
Fund American Financial Services, Inc.	Delaware
Homeland Insurance Company of New York	New York
Houston General Insurance Company	Texas
Houston General Insurance Exchange	Texas
Houston General Insurance Management Company	Texas
Massachusetts Homeland Insurance Company	Massachusetts
Mill Shares Holdings (Bermuda) Ltd.	Bermuda
National Marine Underwriters, Inc.	Delaware
New Jersey Skylands Management LLC	Maryland
The Northern Assurance Company of America	Massachusetts
OneBeacon America Insurance Company	Massachusetts
OneBeacon Holdings (Gibraltar) Limited	Gibraltar
OneBeacon Holdings (Luxembourg) S.à.r.l.	Luxembourg
OneBeacon Insurance Company	Pennsylvania
OneBeacon Insurance Group LLC	Delaware
OneBeacon Lloyd's, Inc.	Texas
OneBeacon Lloyd's of Texas	Texas
OneBeacon Midwest Insurance Company	Wisconsin
OneBeacon Professional Partners, Inc.	Delaware
OneBeacon Risk Management, Inc.	Delaware
Pennsylvania General Insurance Company	Pennsylvania
Potomac Insurance Company	Pennsylvania
TCH Insurance Agency, Inc.	Massachusetts
Traders & General Insurance Company	Texas
WM Belvaux (Luxembourg) S.à.r.l.	Luxembourg
WM Findel (Luxembourg) S.à.r.l.	Luxembourg
WM Kehlen (Luxembourg) S.à.r.l.	Luxembourg
WM Queensway (Gibraltar) Limited	Gibraltar
York Insurance Company of Maine	Maine

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  Exhibit 21.1